DIVESTITURE AND SHARE PURCHASE AGREEMENT

THIS DIVESTITURE AND SHARE PURCHASE AGREEMENT (the “Agreement”) made effective as of the 2nd day of December, 2013 (the “Effective Date”),

BETWEEN:

OCTAVIO VIVEROS, Businessperson, with offices located at 888 S. Andrews Avenue, Suite 201, Fort Lauderdale, Florida 33316

(the “Acquiring Party”)

AND:

POLY SHIELD TECHNOLOGIES INC., a company incorporated under the laws of the State of Delaware and having its executive office at 428 Plaza Real, Suite 419, Boca Raton, Florida 33432

(the “Company”)

AND:

NEW WORLD TECHNOLOGIES GROUP INC., a company incorporated under the laws of the State of Florida and having an office at 888 S. Andrews Avenue, Suite 201, Fort Lauderdale, FL 33316

(“NWT or New World Technologies Group, Inc.”)

WHEREAS:

A.

The Company is the registered and beneficial owner of all of the issued and outstanding shares of New World Technologies Group, Inc., a wholly owned subsidiary of the Company, (the “Purchased Shares”);

B.

The Company has decided it is in its best interest to divest its ownership in New World Technologies Group, Inc. as a wholly owned subsidiary by selling and transferring all the Purchased Shares;

C.

The Company wishes to sell and transfer to the Acquiring Party, and the Acquiring Party wishes to purchase and acquire from the Company, all of the Purchased Shares on the terms and conditions herein set forth;

NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of good and valuable consideration paid by each party to the other, the receipt and sufficiency of which are hereby acknowledged, the parties covenant and agree as follows:

INTERPRETATION

1.

In and for the purpose of this Agreement:

a.

“Business Day” means a day that is not a Saturday or Sunday and is not a statutory holiday in the United States;

b.

“Claim” means any claim, action or cause of action, proceeding, assessment, loss, judgment, amount paid in settlement of actions or claims, liability (whether accrued, actual, contingent or otherwise), costs, deficiency, damage, expense (including, but not limited to, legal fees and disbursements on a solicitor and own client basis) and demand whatsoever (including any liabilities arising from claims and demands for income, sales, excise or other taxes) in connection with any litigation, investigation, hearing or other proceeding of any kind and nature (collectively, referred to as “Claims” and, individually, as a “Claim”);

c.

“Closing” means the completion of the sale, purchase and transfer of the Purchased Shares pursuant to and in accordance with all of the terms and conditions of this Agreement;

d.

“Closing Date” means the Effective Date or such later date as the parties may agree to in writing;

e.

“Competition” means, with respect to the NWT Business or the Poly Shield Business, as the case may be:

i.

Engaging in the NWT Business or the Poly Shield Business, as the case may be, anywhere at any time;

ii.

Assisting any Person, whether in a financial, managerial, employment, advisory or other capacity or as a shareholder, member or owner, or by providing information to such Person, in the engaging, remaining or otherwise improving its competitive position in a business identical or substantially similar to the NWT Business or the Poly Shield Business, as the case may be; or

iii.

Owning any interest in or organizing a corporation, partnership, or other business or organization that engages in a business identical or substantially similar to the NWT Business or the Poly Shield Business, as the case may be, anywhere at any time; provided that nothing in this definition of Competition will preclude the Company from holding no more than 5% of the outstanding shares of any corporation listed on an exchange or traded in an over-the-counter market, whether in the United States or elsewhere, which may be so engaged in a business identical or substantially similar to the NWT Business or the Poly Shield Business, as the case may be;

f.

“Material Contracts” will have the meaning ascribed to it in paragraph 3(z);

g.

“NWT Business” means the business of providing energy efficiency and water purification technologies, products, solutions and services for application in high rise buildings;

h.

“Person” means an individual, corporation, body corporate, partnership, joint venture, association, trust or unincorporated organization or any trustee, executor, administrator or other legal representative;

i.

“Poly Shield Business” means the business of (i) developing, marketing and providing emission reduction technologies, products, solutions and services for the marine industry, and (ii) the distribution of fluoropolymer coatings and related technologies, products, solutions and services for any and all applications;

j.

“Purchase Price” means the price to be paid for the Purchased Shares, as set out in paragraph 7;

k.

“Purchased Shares” means all the issued and outstanding shares of New World Technologies Group, Inc.;

l.

“Restrictive Period” means the period from the Closing Date until five years after the Closing Date;

m.

“Tax Act” means the U.S. Internal Revenue Income Tax Code;

n.

“Knowledge” means the actual knowledge of matters in respect of which the particular party’s representation or warranty is being rendered and is intended to indicate that during the course of giving its representation or warranty, no information has come to that party’s attention that would give that party actual knowledge of the existence or absence of such facts or cause that party to believe that such facts exist or are absent.

2.

Schedules:  The following are the schedules to this Agreement, which are incorporated into and form part of this Agreement:

Schedule “1” - Liabilities

Schedule “2” - Bank Accounts and Powers of Attorney

Schedule “3” - Litigation

Schedule “4” - Licenses and Permits

Schedule “5” - Material Contracts

REPRESENTATIONS AND WARRANTIES

3.

The Company’s Representations and Warranties.  The Company represents and warrants to the Acquiring Party as of the date hereof and as of the Closing Date as follows and acknowledge that the Acquiring Party is relying upon such representations and warranties in connection with the purchase by the Acquiring Party of the Purchased Shares and that the Acquiring Party would not have entered into this Agreement without such representations and warranties:

a.

Due Incorporation.  New World Technologies Group, Inc. is duly incorporated and organized, validly exists and is in good standing under the laws of Florida, and has all necessary corporate power and authority to conduct the NWT Business as and in the places where the NWT Business is now conducted.

b.

Jurisdiction.  New World Technologies Group, Inc. has an address in the State of Florida at 888 S. Andrews Avenue, Suite 201, Fort Lauderdale, Florida 33316 and operates the NWT Business only in the State of Florida.

c.

Due Authorization.  The Company has due and sufficient right and authority to enter into and deliver this Agreement on the terms and conditions set forth in this Agreement and to do all such acts and things as may be necessary to give effect to the transactions contemplated hereby, including to transfer the legal and beneficial title and ownership of the Purchased Shares to the Acquiring Party.  The execution, delivery and performance of this Agreement by the Company may require action or consent of, or registration with, or notification to, a governmental authority, or action or consent under any laws to which the Company is subject, and the Company shall comply and take all action necessary to effect the transactions contemplated hereby.

d.

Enforceability of Obligations.  This Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

e.

Absence of Conflicting Agreements.  The execution and delivery of this Agreement, the consummation of the transactions contemplated herein, the performance by the Company of its obligations hereunder and the compliance by the Company with this Agreement does not:

i.

Violate, contravene or breach, or constitute a default under the constating documents of New World Technologies Group, Inc.;

ii.

Violate, contravene or breach, or constitute a default under any contract, agreement, indenture, instrument, or commitment to which the Company may be a party, or the Purchased Shares may be subject, or by which the Company is bound or affected;

iii.

Result in a creation of, or require the creation of, any lien upon any of (a) the Purchased Shares or (b) the Business of New World Technologies Group, Inc.; or

iv.

Violate, contravene or breach any laws.

f.

Authorized and Issued Capital.  The authorized and issued capital of New World Technologies Group, Inc. consists of the following shares:

Class	Authorized	Issued & Outstanding
Common Stock	1,000,000	1,000,000

The Purchased Shares represent all of the issued and outstanding shares in the capital of New World Technologies Group, Inc.

g.

Title to Purchased Shares.  The Company is the beneficial owner and holder of record of, and has a good and valid title to, the Purchased Shares as set forth below, free and clear of all liens, claims, charges and encumbrances, and at Closing will transfer to the Acquiring Party, or his designated transferee, a good and valid title to the Purchased Shares, free and clear of all liens, claims, charges and encumbrances:

Name	Class	Number
Poly Shield Technologies Inc.	Common Stock	1,000,000

If there exists any share certificate, such share certificate representing the Purchased Shares is genuine, valid and subsisting and has not been altered and the Company does not know of any acts or circumstances that may impair the validity of such share certificate.  If there is no share certificate, then transfer may be completed by the execution of this Agreement, and any other necessary accompanying and supporting documentation as each party may reasonably request from the other.

h.

No Options.  There is no:

i.

Outstanding security of New World Technologies Group, Inc. convertible or exchangeable into any share or shares in the capital of New World Technologies Group, Inc.;

ii.

Outstanding subscription, option, warrant, call, commitment or agreement obligating New World Technologies Group, Inc. to issue any share or shares of its capital or any security or any class or kind, as the case may be, or which in any way relate to the authorized or issued capital of New World Technologies Group, Inc.;

iii.

Agreement (other than this Agreement) that grants to any Person the right to purchase or otherwise acquire any share or shares issued and outstanding in the capital of New World Technologies Group, Inc.; and

iv.

Voting trust or voting agreement or pooling agreement or proxy with respect to any of the Purchased Shares.

i.

Proceedings pertaining to Purchased Shares.  There are no actions, suits, claims, trials, demands, investigations, arbitrations or other proceedings (whether or not purportedly on behalf of the Company or New World Technologies Group, Inc.) pending, or to the best of the Company’s knowledge, threatened with respect to or in any manner affecting the Purchased Shares.

j.

Corporate Records.  The minute book of New World Technologies Group, Inc. is complete and accurate and contains copies of all resolutions passed by its shareholders and directors and all proceedings of its shareholders and directors since the date of its incorporation, of which all resolutions have been duly passed.  The register of shareholders, and registers of directors of New World Technologies Group, Inc. are complete.  The financial books and records of New World Technologies Group, Inc. have been maintained in accordance with sound business practices, and fairly, accurately and completely present and disclose in accordance with generally accepted accounting principles applied on any basis consistent with prior periods and throughout the periods involved (i) the financial position of New World Technologies Group, Inc. and (ii) all transactions of New World Technologies Group, Inc.  All material transactions have been promptly and properly recorded or filed in or with its books and records.

k.

Liabilities.  There are no liabilities, contingent or otherwise, of New World Technologies Group, Inc., and New World Technologies Group, Inc. has not guaranteed, or agreed to guarantee, any debt, liability or other obligation of any Person other than those listed in Schedule “1” Liabilities or as disclosed in the unaudited financial statements of NWT for the period ended December 2, 2013 (the “NWT Financials”), copies of which have been provided to the Acquiring Party.  There are no liabilities of any other party capable of creating a lien or charge on any of the assets of New World Technologies Group, Inc.  New World Technologies Group, Inc. is not indebted to the Company or any affiliate, director or officer of New World Technologies Group, Inc. or any Person affiliated with the Company, including, without limitation, for any shareholder loan or accrued wages other than those listed in Schedule “1” Liabilities or disclosed in the NWT Financials.

l.

Ownership of Assets.  Except as disclosed in the NWT Financials, there are no material assets of NWT (assets of NWT as disclosed in the NWT Financials being referred to as the “NWT Assets”).  Except as otherwise disclosed in the NWT Financials:

i.

New World Technologies Group, Inc. has good and marketable title to the NWT Assets;

ii.

There are no liens or encumbrances registered or pending to be registered against any of the NWT Assets;

iii.

Neither the Company nor any third party has any beneficial interest in any of the NWT Assets; and

iv.

No other assets other than the NWT Assets are necessary to operate the NWT Business.

m.

Intellectual Property Rights.  To the Company’s Knowledge, the operations of New World Technologies Group, Inc. do not infringe in any respect upon the intellectual property rights of any Person and no Person has claimed or threatened to claim any infringement of any intellectual property rights.  There are no registered patents, trademarks, industrial design, tradenames, service names or copyrights which are owned or used by New World Technologies Group, Inc.  New World Technologies Group, Inc. does not conduct nor has it conducted its business under any name other than its corporate name.

To the Company’s Knowledge, New World Technologies Group, Inc. does not use intellectual property rights of any Person, including, without limitation, any shareholder, director, officer or employee of New World Technologies Group, Inc. without such Person’s written permission.

No proceeding for infringement of intellectual property rights of any Person is pending, or, to the best of the Company’s knowledge, threatened against New World Technologies Group, Inc.

All intellectual property owned or used by New World Technologies Group, Inc. is unencumbered and no fact, condition or circumstance exists which, after notice or lapse of time or both, would constitute a default or breach of any agreement or license with respect to any intellectual property.

n.

Litigation.

i.

There are no pending actions, suits, claims, trials, demands, arbitrations, or other proceedings on behalf of New World Technologies Group, Inc., or to the Company’s Knowledge, threatened against, with respect to, or affecting in any material manner, New World Technologies Group, Inc.;

ii.

To the Company’s Knowledge, there are no outstanding judgments, orders, decrees, writs, injunctions, decisions, rulings or awards against, with respect to, or affecting, in any material manner, New World Technologies Group, Inc.; and

iii.

To the Company’s Knowledge, New World Technologies Group, Inc. is not in default with respect to any judgment, order, notice, writ, injunction, decision, ruling, decree or award of any Governmental Authority.

o.

No Dividends.  New World Technologies Group, Inc. has (i) since the date of its incorporation, reserved, declared, made or paid any dividend or redeemed, retired, repurchased or otherwise acquired shares of its capital stock or other corporate security, or (ii) agreed to reserve, declare or pay to shareholders of record prior to the time of Closing on the Closing Date any dividend or to redeem, retire, repurchase or otherwise acquire shares of its capital stock or other corporate security.

p.

No Default Under Agreements.  In all material respects, New World Technologies Group, Inc. (i) is in good standing and entitled to all benefits under, (ii) has performed all obligations required to be performed under, and (iii) is not in material default under, or material breach of, any written or oral contracts, agreements, indentures, instruments, commitments, licenses and permits.

There exists no fact, condition or circumstance which, after notice or lapse of time or both, would constitute such a material default or material breach of any of the aforesaid contracts, agreements, indentures, instruments, commitments, licenses or permits.

No party to a contract, agreement, indenture, instrument, or commitment with New World Technologies Group, Inc. is in material default under, or in material breach of, any such contract, agreement, indenture, instrument or commitment and there exists no circumstance or fact which, after notice or lapse of time or both, would result in a material default or material breach by such other party under such contract, agreement, indenture, instrument or commitment.

q.

Tax Matters.  New World Technologies Group, Inc. has no taxes owing, or has paid all taxes (including payments to be made on account of estimated tax liability) that are due and payable in any taxation year ending on or prior to the Closing Date and made adequate provision (including provision for interest payable) for the payment of all taxes due or payable for any taxation year ending on or prior to the Closing Date.

With respect to any period up to and including the Closing Date for which returns have not yet been filed or for which taxes are not yet due and payable, New World Technologies Group, Inc. has only incurred liabilities for taxes in the ordinary course of its business.

New World Technologies Group, Inc. is not subject to and, to the best of the Company’s knowledge, will not be subject to, after the Closing Date, any assessments, levies, penalties or interest with respect to taxes that should result in any liability on its part in respect of any period ending on or prior to the Closing Date.  The Company is not aware of any contingent tax liabilities or any grounds for reassessment by any tax agency.

There are no Claims regarding any tax matters related to New World Technologies Group, Inc. and the Business, and New World Technologies Group, Inc. has not waived any statutory time limits for any tax assessment.

r.

Employee Matters.  New World Technologies Group, Inc. has complied with all laws relating to the employment of labour, including, without limitation, any provisions thereof relating to wages, hours, collective bargaining, health, and safety and industrial accidents.

None of the directors, officers, employees and agents of New World Technologies Group, Inc. are covered by any written or oral contract, agreement, indenture, instrument or commitment providing for a specified notice of termination of fixed term of employment.  There are no directors, officers, employees or agents of New World Technologies Group, Inc. who cannot be dismissed upon such notice as is required by law.  There are no obligations to pay benefits or share profits that survive the termination of employment.

There are no written employment, service, union, agency, consulting, termination or severance contracts and agreements that New World Technologies Group, Inc. has entered into with or for any or all of its present or past shareholders, directors, officers, employees and agents.

There are no plans or policies regarding pension, benefit, vacation or disability payments in existence that New World Technologies Group, Inc. is required to comply with for any present or past shareholders, directors, officers, employees and agents.

New World Technologies Group, Inc. is not or has never been a party to any collective bargaining agreement or other labour contract.  There has never been and there is not presently pending or existing any strike, slowdown, picketing, work stoppage, labour arbitration or proceeding in respect of the grievance of any employee or other labour dispute against or affecting New World Technologies Group, Inc.  No application for certification of a collective bargaining unit has been instituted or is pending or threatened.  No fact, condition or circumstance exists that could provide the basis for any work stoppage or other labour dispute.  There is no lock-out of any employee by New World Technologies Group, Inc., nor is any such action contemplated by any of them.

s.

Compliance with Laws.  To the Company’s Knowledge, New World Technologies Group, Inc. has complied and continues to comply, in all material respects, with all laws, statutes, regulations, by-laws, and applicable court orders, including the zoning for the property located at 888 S. Andrews Avenue, Suite 201, Fort Lauderdale, Florida 33316, which is zoned to permit the operation of the NWT Business.

To the Company’s Knowledge, it is not aware of any pending change in statutes, regulations, or bylaws (including zoning) that will render any part of the NWT Business illegal or non-compliant.

t.

Licenses and Permits.  New World Technologies Group, Inc. has, and is in full compliance with and entitled to all of the benefits under, all licenses and permits, if any, of or which any governmental authority necessary or required by all laws to conduct the NWT Business, and such have been validly issued and are in full force and effect.

To the Company’s Knowledge, no past or present fact, condition or circumstance has occurred to create, and the execution and delivery of this Agreement and its performance will not create, any right to terminate, cancel, modify, amend, revoke or expire any such license or permit.

u.

Environment.  To the Company’s Knowledge, New World Technologies Group, Inc. and, as related to or connected with the NWT Business, the Company has at all times conducted, held and used, and are continuing to conduct, hold and use their affairs and NWT Business in accordance with, and not in violation of or non-compliance with any and all applicable environmental laws or any permits, and, to the Company’s Knowledge, there is no past or present fact, condition or circumstance relating to New World Technologies Group, Inc. or, as related to or connected with the NWT Business, the Company, or to the NWT Business that would result in any liability or potential liability under any environmental law.

v.

No Guarantees.  New World Technologies Group, Inc. is not party to or bound either absolutely or on a contingent basis by any comfort letter, understanding or agreement of guarantee, indemnification, performance bond, assumption or endorsement or any like commitment with respect to the liabilities or obligations of any Person (whether accrued, absolute or contingent), except in the ordinary course of business.

w.

No Change.  To the Company’s Knowledge, except as disclosed elsewhere in this Agreement or in the NWT Financials, since the date of the NWT Financials, there has not been any material adverse change in the NWT Business. or any event, condition, or contingency that is likely to result in such a material adverse change.

x.

No Unusual Transactions.  Except for anything contained in this Agreement, New World Technologies Group, Inc. has conducted the Business and its affairs in the ordinary course and, without limiting the generality of the foregoing, and with the exception of any item listed in Schedule “1” Liabilities, has not, except when conducted in the ordinary course of NWT’s business:

i.

Incurred or discharged any secured or unsecured liability or obligation (whether accrued, absolute or contingent) other than in the ordinary course of business;

ii.

Waived or cancelled any claim, account receivable, trade account or material right or made any gift;

iii.

Made any capital expenditure not in the ordinary course of business;

iv.

Entered into any transaction, contract, agreement, indenture, instrument or commitment other than in the ordinary course of business;

v.

Suffered any extraordinary losses whether or not covered by insurance;

vi.

Modified its constating instruments or capital structure;

vii.

Removed any of its directors and auditors or terminated any of its officers;

viii.

Terminated, cancelled, amended, modified, altered or varied any Material Contract;

ix.

Made any change in its accounting principles and practices;

x.

Changed the NWT Business or the manner in which it conducts the NWT Business;

xi.

Made any loan or advance, or assumed, guaranteed, endorsed or otherwise became liable with respect to the liabilities or obligations of any Person;

xii.

Purchased or otherwise acquired any corporate security or proprietary interest in any Person;

xiii.

Granted to any customer any special allowance or discount, or changed its pricing, credit or payment policies;

xiv.

Incurred any indebtedness other than in the ordinary course of business;

xv.

Amended, modified, varied, altered or otherwise changed any benefit plans;

xvi.

Taken any action outside the ordinary course of business;

xvii.

Purchased, sold, leased or otherwise disposed of any of its assets;

xviii.

Materially modified or changed NWT’s business organization or its relationship with its suppliers, customers, clients, and others having business relations with it; or

xix.

Authorized, agreed or otherwise committed to any of the foregoing.

y.

No Broker.  None of the New World Technologies Group, Inc. or any of its respective shareholders, directors, officers, employees or agents has employed or incurred any liability to any broker, finder or agent for any brokerage fees, finder’s fees, commissions or other amounts with respect to this Agreement or any transaction contemplated by this Agreement.

z.

Material Contracts.  Schedule 5 describes all Material Contracts to which New World Technologies Group, Inc. is a party or by which it is bound other than those Material Contracts described in other Schedules annexed hereto.  For the purposes of this Agreement, the phrase “Material Contracts” will mean all written or oral:

i.

Contracts, agreements, indentures, instruments and commitments (a) arising in the ordinary course of business and providing for the payment in any 12 month period of $10,000 or more in one instance or in the aggregate, or (b) not arising in the ordinary course of business;

ii.

Loan and credit agreements, revolving credit agreements, security agreements, guarantees, notes, agreements evidencing any lien, conditional sales, leasing agreements, sale-lease back agreements, or title retention agreements;

iii.

Purchase orders and other contracts and commitments for the future purchase of materials, supplies or equipment in excess of the requirements for normal operating inventories or for business now booked;

iv.

Agreements relating to intellectual property rights;

v.

Contracts, agreements, indentures, instruments or commitments by and between New World Technologies Group, Inc. and Persons with whom it is not dealing at arm’s length within the meaning of the Tax Act;

vi.

Government contracts, tenders or bids;

vii.

Contracts subject to renegotiation, renewal or review;

viii.

Agreements of non-competition, non-disclosure and/or confidentiality;

ix.

Franchise, distribution, license or consignment contracts or agreements;

x.

Sales, agency or advertising contracts or agreements;

xi.

Leases under which New World Technologies Group, Inc. is the lessor; or

xii.

Management service contracts or agreements.

aa.

Stand Alone.  Except for any employees or agents of New World Technologies Group, Inc., no part of the NWT Business is conducted through any Person other than New World Technologies Group, Inc.

bb.

Copies.  All copies of documents provided or caused to be provided by the Company and New World Technologies Group, Inc., including, without limitation, those annexed hereto as Schedules, to the Acquiring Party or his legal, accounting and other representatives are true, complete and correct copies of the originals.

cc.

Full Disclosure.  The Company has made or caused to be made due inquiry with respect to each covenant, agreement, obligation, representation and warranty contained in this Agreement, the Schedules and any certificates or other documents referred to herein or furnished to the Acquiring Party pursuant hereto, and none of the aforesaid covenants, agreements, obligations, representations, warranties, Schedules, certificates or documents contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

4.

Acquiring Party’s Representations and Warranties.   The Acquiring Party represents and warrants to the Company as of the date hereof and as of the Closing Date  as follows and acknowledges that the Company is relying on such representations and warranties in connection with the sale by the Company of the Purchased Shares and that the Company would not have entered into this Agreement without such representations and warranties:

a.

Due Diligence.  The parties hereto have conducted their respective due diligence investigation into the matters set forth in this Agreement, and in particular to all matters identified in this section, and at the time of execution of this Agreement have satisfied themselves as to the validity of the responses contained herein.  Notwithstanding the foregoing, the Acquiring Party further state the following:

b.

Due Authorization.  The Acquiring Party, individually and personally, has the necessary authority to enter into and deliver this Agreement on the terms and conditions set forth in this Agreement and to do all such acts and things as may be necessary to give effect to the transactions contemplated in this Agreement.  The execution, delivery and performance of this Agreement by the Acquiring Party of his obligations hereunder are duly authorized by all necessary action on his part.  Such execution, delivery and performance by the Acquiring Party does not require any action or consent of, any registration with, or notification to, any Governmental Authority, or any action or consent under any laws to which the Acquiring Party is subject.

c.

Enforceability of Obligations.  This Agreement constitutes a legal, valid and binding obligation of the Acquiring Party enforceable against him in accordance with the terms of this Agreement.

d.

Absence of Conflicting Agreements.  The execution and delivery of this Agreement, the consummation of the transactions contemplated in this Agreement, the performance by the Acquiring Party of his obligations hereunder and the compliance by the Acquiring Party with this Agreement do not:

i.

Violate, contravene or breach, or constitute a default under any contract, agreement, indenture, instrument, or commitment to which the Acquiring Party is a party to or subject or by which he is bound or affected; and

ii.

Result in the violation of any laws.

e.

No Broker.  The Acquiring Party has not employed or incurred any liability to any broker, finder or agent for any brokerage fees, finder’s fees, commissions or other amounts with respect to this agreement or any transaction contemplated by this Agreement.

5.

Survival of Representations and Warranties.   The representations and warranties contained in this Agreement will survive the completion of the transactions contemplated by this Agreement and, notwithstanding such completion or any investigation made by or on behalf of the Acquiring Party, will continue in full force and effect for a period of five years from the Closing Date except:

a.

Any representation and warranty in respect of which a claim based on fraud is made, which in each case will be unlimited as to duration; and

b.

The representations and warranties made with respect to taxation matters, which will survive for a period of seven years from the Closing Date notwithstanding any independent investigation by the Acquiring Party.

PURCHASED SHARES AND PURCHASE PRICE

6.

Purchased Shares.  Subject to the terms and conditions of this Agreement and based on the representations and warranties of the parties as set forth in this Agreement, on the Closing Date (as defined in the Closing Section herein) the Company will sell, assign and transfer to the Acquiring Party and the Acquiring Party will purchase from the Company the Purchased Shares, which will consist of all the issued and outstanding shares of New World Technologies Group, Inc.

7.

Purchase Price.  The purchase price payable to the Company for the Purchased Shares will be the aggregate sum of $1.00 (one dollar) (the “Purchase Price).

8.

Payment of Purchase Price.  The Purchase Price will be paid and satisfied by the Acquiring Party paying $1.00 to the Company on Closing.

ROYALTY

9.

Royalty. As additional consideration for the Purchased Shares, upon Closing, the Acquiring Party and NWT agree to pay to the Company a  royalty equal to 5% (five percent) of Gross Revenues for a period beginning on the Effective Date and ending on December 31, 2018 (the “Royalty”) For purposes of this Agreement, “Gross Revenues” means all gross revenues recognized by NWT from the sale of products or services, provided that, in the event of sales of products or services to persons that are affiliates of NWT or any other Person other than bona fide third parties of NWT, Gross Revenues shall be determined based on the average price for such products and services (with no deduction for expenses, costs of goods sold, or similar amounts) charged by NWT to bona fide third parties during the previous calendar quarter and, if there are no sales of products or services during the previous calendar quarter to bona fide third parties, Gross Revenues shall be determined based on the then prevailing market price for such products or services to be mutually determined by NWT and the Company in good faith.  In the event that NWT and the Company are unable to agree on the then prevailing market price for products or services sold to affiliates of NWT or Persons other than bona fide third parties of NWT, then the market price shall be determined based on the Comparable Profits Method under the Tax Act and the rules, regulations and interpretive releases of the Internal Revenue Service promulgated thereunder. Gross Revenues shall be determined in accordance with United States generally accepted accounting principles (GAAP) from books and records maintained in accordance with GAAP, consistently applied throughout New World Technologies Group, Inc. and any of its subsidiaries or affiliates.

10.

The Royalty owed hereunder shall be paid by NWT to the Company by the end of 10 days following the end of each calendar quarter commencing from the quarter beginning January 1, 2014 and including the additional month of December 2013, which initial quarter would end on March 31, 2014, such Royalty shall be for the period of the quarter just ended, and include the additional month of December 2013.  Each quarter thereafter shall be a calendar quarter of each year to which this Agreement applies, and unless terminated earlier by provisions contained herein, shall terminate with the final quarter on December 31, 2018.

11.

Within 10 days after the end of each calendar quarter subject to a Royalty to the Company, a Royalty report prepared by a responsible individual or corporate officer of the NWT shall be submitted to the Company showing in detail the total Gross Revenues and the calculation of the Royalty, if any, due to the Company as of the end of the previous calendar quarter and such reasonable supporting information as the Company may request.

12.

 NWT will keep and maintain, in accordance with GAAP, full, clear and accurate books, records and accounts relating to the sale of products and services of the NWT Business. NWT will permit the Company to examine the books, records and accounts, on reasonable notice, for the purpose of determining the Royalty due and payable to the Company.  Should any examination of the books, records and accounts by the Company determine a discrepancy of 5% or more in the Company’s favor, then NWT will immediately pay the amount of the discrepancy to the Company.

13.

The Royalty is exclusive of all federal, provincial, state, municipal and other government excise, sales and use taxes or assessments now in force or which may be enacted in the future.

14.

Except as otherwise specified in this Agreement or agreed to by the parties, each party will be solely responsible for its out-of-pocket expenses incurred in the performance of its obligations under this Agreement.

15.

NWT may buy out the Company’s Royalty rights and interest at any time for a payment of one million dollars ($1,000,000), without credit for any amounts previously paid to the Company under the Royalty (the “Royalty Buyout”). Upon the Company’s receipt of the Royalty Buyout, all of the Company’s rights and interest to the Royalty end.

CLOSING

16.

Closing.  The completion of the transaction of purchase and sale contemplated in this Agreement (the “Closing”) will take place at a time and place to be mutually agreed upon by the parties and will be effective as of 3:00 p.m. PST on December 2, 2013 (the “Closing Date”).

17.

The Company’s Documents.  At the Closing, the Company will tender to the Acquiring Party:

a.

The share certificate representing the Purchased Shares, if any, duly endorsed for transfer;

b.

A copy of the resolution(s) of the directors of Poly Shield Technologies, Inc. authorizing and approving this Agreement and the transactions contemplated herein;

c.

All corporate records and seals and books of account of New World Technologies Group, Inc. including, without limiting the generality of the foregoing, record books, share register books, share certificates and annual reports for New World Technologies Group, Inc.;

d.

Transfer to the Acquiring Party all banking authority for all existing bank accounts of New World Technologies Group, Inc., any banking resolution as may be required by the bank, all bank checks in possession of the Company or its agents or representatives pertaining to the New World Technologies Group, Inc. bank account(s), and on-line banking authorization, user identification and password to the New World Technologies Group, Inc. bank account(s); and

e.

All such other documents and instruments as the Acquiring Party may reasonably request in order to give effect to the purposes of this Agreement and to consummate the transactions contemplated hereby.

18.

Acquiring Party’s Documents.  At the Closing, the Acquiring Party will tender to the Company:

a.

$1.00 (one dollar) representing consideration for the purchase of all shares of New World Technologies Group, Inc.; and

b.

All such other documents and instruments as the Company may reasonably request in order to give effect to the purposes of this Agreement and to consummate the transactions contemplated hereby.

CONDITIONS PRECEDENT

19.

Conditions Precedent in Favor of the Acquiring Party.  All obligations of the Acquiring Party under this Agreement are subject to the fulfillment at, or prior to the Closing Date, of the following conditions:

a.

All of the representations and warranties of the Company set forth in this Agreement will be true and correct at the Closing Date notwithstanding any investigations or enquiries made by the Acquiring Party prior to the Closing Date;

b.

No laws are passed prior to Closing that would adversely affect the NWT Business;

c.

No adverse condition or action affecting the NWT Business that would materially adversely affect or reduce the value of the NWT Business as a whole;

d.

No court action prohibiting the purchase of the Purchase Shares by the Acquiring Party or materially prohibiting or adversely affecting any right of NWT to carry on the NWT Business; and

e.

At Closing the Company will have performed all of its obligations under this Agreement that are required to be performed at or before Closing, and will not be in breach of any of those obligations.

20.

Conditions Precedent in Favor of the Company.  All obligations of the Company under this Agreement are subject to the fulfillment, at or prior to the Closing Date, of the following conditions:

a.

All of the representations and warranties of the Acquiring Person set forth in this Agreement will be true and correct at the Closing Date notwithstanding any investigations or enquiries made by the Company prior to the Closing Date; and

b.

At Closing the Acquiring Party will have performed all of its obligations under this Agreement that are required to be performed at or before Closing, and will not be in breach of any of those obligations.

INDEMNIFICATION

21.

Indemnification by the Acquiring Party:  Upon Closing, the Acquiring Party and NWT (each an “Indemnifier”) covenants and agrees to indemnify and save harmless the Company and each of the Company’s directors, officers, employees and agents (each an “Indemnified Party”) from and against all Claims, imposed on or incurred by or asserted against the Company in connection with or in any way related to, accruing from, resulting from, or arising out of any Claim related to the NWT Business that comes into existence at any time, including any and all Claims arising prior to or after the Closing Date, whether or not arising from actions or omissions taken or made by the Company or New World Technologies Group, Inc. whether before or after the date of this Agreement or the Closing Date, and all claims, demands, costs and expenses (including, without limitation, interest, penalties and reasonable legal fees, disbursements and charges on a solicitor and his own client basis) in respect of the foregoing.

22.

Notice of Claim.  If any Claim is brought against an Indemnified Party in respect of which this indemnification may apply, the Indemnified Party will notify the Indemnifier in writing, and the Indemnifier will assume the defence thereof, including the retaining of counsel and the payment of all expenses.  In addition, the Indemnified Party will have the right to retain separate counsel for any such Claim and participate in the defence thereof, and the fees and expenses of such separate counsel will also be at the expense of the Indemnifier.  Any failure by the Indemnified Party to notify the Indemnifier will not relieve the indemnifier from its obligations hereunder, except to the extent that such failure will have actually prejudiced the defence of such Claim.

23.

Settlement of Claim.  The Indemnifier agrees not to settle or compromise or consent to the entry of any judgment in any Claim without first obtaining the written consent of all Indemnified Parties, which consent will not be unreasonably withheld.  Such a settlement, compromise or consent will include an unconditional release of the Indemnifier and each of the Indemnified Parties from all liability arising out of such Claim.

24.

Obligations of Indemnifier.  The indemnity and contribution obligations of the Indemnifiers will be in addition to and not in substitution for any liability that the Indemnifiers or any other Person may otherwise have (whether arising under contract or at law or otherwise), will extend upon the same terms and conditions to all Indemnified Parties, and will be binding upon and enure to the benefit of the respective successors, assigns, heirs and personal representatives of each of the Indemnifiers and the Indemnified Parties.

NON-COMPETITION

25.

Events of Competition by Company.  Upon Closing, the Company covenants and agrees with NWT that it will not, during the Restrictive Period, directly or indirectly, without the prior written consent of NWT:

a.

       Engage in Competition relating to the NWT Business; or

b.

Solicit or induce the employment of any individual who is, or has been at any time during the Restrictive Period, an employee, consultant, or independent contractor of NWT or any affiliate thereof for any purpose related to the NWT Business.

26.

Specific Knowledge.  The agreements made by the Company in Section 25 are made by the Company acknowledging that it has specific knowledge of the NWT Business and that New World Technologies Group, Inc. carries on and intends to carry on the NWT Business.

27.

Remedies.  The Company acknowledges that any remedies in the form of damages for breach of Section 25 will be inadequate and NWT will be entitled to injunctive relief for any breach of this section.

28.

Waiver.  The Company agrees and acknowledges that all restrictions in this section are reasonable and valid.  The Company waives all defenses to the strict enforcement of this section by NWT.

29.

Events of Competition by Acquiring Party and NWT.  Upon Closing, the Acquiring Party and NWT each covenants and agrees with the Company that they will not, during the Restrictive Period, directly or indirectly, without the prior written consent of the Company:

a.

       Engage in Competition relating to the Poly Shield Business; or

b.

Solicit or induce the employment of any individual who is, or has been at any time during the Restrictive Period, an employee, consultant, or independent contractor of the Company or any affiliate thereof for any purpose.

30.

Specific Knowledge.  The agreements made by the Acquiring Party and NWT in Section 29 are made by each of them acknowledging that they have specific knowledge of the Poly Shield Business and that Poly Shield Technologies, Inc. carries on and intends to carry on the Poly Shield Business.

31.

Remedies.  The Acquiring Party and NWT each acknowledges that any remedies in the form of damages for breach of this section will be inadequate and the Company will be entitled to injunctive relief for any breach of Section 29.

32.

Waiver.  The Acquiring Party and NWT each agrees and acknowledges that all restrictions in this section are reasonable and valid.  The Acquiring Party and NWT each waives all defenses to the strict enforcement of this section by the Company.

33.

Amendment to Form.  If any of the agreements contained in this section are held unreasonable by a court of competent jurisdiction by reason of the area, duration, type, or scope of such agreement, then such agreement will be given effect to in such reduced form as may be deemed valid by such court.

MISCELLANEOUS

34.

Time.  Time is expressly declared to be of the essence of this Agreement in respect of all payments to be made hereunder and all covenants and agreements to be performed and fulfilled.  Any extension of time under this Agreement or any agreement between the parties to postpone all or any part of this Agreement will not constitute an agreement to any other postponement and will not be deemed to be or to operate in law as a waiver that time is to be of the essence of this Agreement and time will remain of the essence of this Agreement.

35.

Notice.  Any notice, request, election or communication that must be given or delivered under this Agreement must be in writing and delivered to the receiving party at the receiving party’s address as first set out above on page 1 or transmitted by fax and will be deemed to have been validly given when delivered to the receiving party’s address or transmitted by fax, unless the delivery or transmission is made after 4:00 p.m. PST or on a non-Business Day where it is received, in which case it is deemed to have been delivered or transmitted on the next Business Day.  Any payments of money may be delivered by mail or by hand or wired at the discretion of the delivering party.  Any delivery other than a written notice or a payment must be made by hand at the receiving party’s address.  Any party may change their address or fax number by giving the other party notice as provided in this section.

36.

Reliance.  The parties acknowledge that they have each entered into this Agreement relying on the representations, warranties, covenants and agreements of the other and other terms and conditions of this Agreement, and that no information that is now known, which may become known, or that could upon investigation have become known to the any of the parties or any of their present or future officers, directors or professional advisors will in any way limit or extinguish any rights any of them may have against the other.

37.

Survival.  The covenants and agreements of the Company and the Acquiring Party contained in this Agreement and in any document or certificate given pursuant to it will survive the Closing of the transactions and remain in full force and effect for five years notwithstanding any waiver by the other unless such waiver was made after notice in writing by one party to the other specifying the breach.

38.

Fees.  Each of the parties will pay and be liable for their own fees and disbursements incurred by them in connection with this Agreement and the transactions contemplated herein, including without limitation the respective lawyers and consultants engaged by them.

39.

Further Instruments.  Both before and for a reasonable period after the Closing Date, the Company will execute and deliver all such further documents and instruments and do all acts and things as the Acquiring Party may either before or after the Closing Date reasonably require to carry out the full intent and meaning of this Agreement and to assure to the Acquiring Party the Purchased Shares.  The Acquiring Party will execute and deliver all such further documents and instruments and do all acts and things as the Company may either before or after the Closing Date reasonably require to carry out the full intent and meaning of this Agreement and to assure to the Company the Purchase Price.

40.

Entire Agreement.  This Agreement supersedes any oral or letter agreements between the parties and contains the whole agreement between the Company and the Acquiring Party in respect of the purchase and sale of the Purchased Shares and there are no warranties, representations, terms, conditions or collateral agreements, expressed, implied or statutory other than expressly contained in this Agreement.

41.

Severability.  If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect in any jurisdiction then such provision will be severed in that jurisdiction.  The remaining provisions of this Agreement will continue to be valid, legal and enforceable.  The severed provision will also continue to be valid, legal and enforceable in all other jurisdictions where the validity, legality and enforceability of such severed provisions is not affected or impaired.  If possible, the invalid provision will be replaced by the legal provision that most closely achieves the intent of the invalid provision in that particular jurisdiction.

42.

Amendment.  This Agreement may not be amended orally.  Any amendment of this Agreement must be in writing and signed by the parties.

43.

Binding Effect.  This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

44.

Governing Law.  This Agreement and all provisions hereof will be governed by and construed in accordance with the laws of the State of Florida and the parties irrevocably attorn to the jurisdiction of the courts of the State of Florida.

45.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which when so executed will be deemed an original, and such counterparts together will constitute one in the same instrument.

-- INTENTIONALLY LEFT BLANK – EXECUTION PAGE FOLLOWS –

IN WITNESS WHEREOF the parties have hereunto set their hands and/or corporate seals on the day and year first above written.

The Company:	The Acquiring Party:

POLY SHIELD TECHNOLOGIES, INC.

By: /s/ Brad Eckenweiler	__/s/ Octavio Viveros
Octavio Viveros, an individual
Brad Eckenweiler, CEO
Print Name & Title:

NWT:

NEW WORLD TECHNOLOGIES GROUP, INC.

By: /s/ Douglas Faulkner

J. Douglas Faulkner
Chief Executive Officer

SCHEDULE “1”

Schedule “1” to that certain Divestiture and Share Purchase Agreement between Poly Shield Technologies, Inc. and Octavio Viveros

made effective as of the 2nd day of December, 2013.

(number of pages including this one:  1)

_____________________________________________________________________

LIABILITIES

1.

Inter-company loan evidenced by a Promissory Note due to Poly Shield Technologies, Inc. by New World Technologies Group, Inc. in the principal amount of $26,649, and bearing interest at an annual rate of 3.33%, and maturing on December 2, 2016; and

2.

Obligation to perform delivery of products and services in exchange for a deposit of $150,000 paid to New World Technologies Group, Inc. by Villa Regina Association, Inc., which obligation NWT agrees to assume upon execution of this Divestiture and Share Purchase Agreement.

 SCHEDULE “2”

Schedule “2” to that certain Divestiture and Share Purchase Agreement between Poly Shield Technologies, Inc. and Octavio Viveros

made effective as of the 2nd day of December, 2013.

(number of pages including this one:  1)

_____________________________________________________________________

BANK ACCOUNTS and POWERS OF ATTORNEY

Bank Accounts

Bank of America (Florida)

Account Name:  New World Technologies Group, Inc.

Account Number:  89805 9172175

Merrill Lynch

Account Name: New World Technologies Group, Inc.

Account Number: WCMA 207-02363

Powers of Attorney

None.

SCHEDULE “3”

Schedule “3” to that certain Divestiture and Share Purchase Agreement between Poly Shield Technologies, Inc. and Octavio Viveros

made effective as of the 2nd day of December, 2013.

(number of pages including this one:  1)

_____________________________________________________________________

LITIGATION

None.

SCHEDULE “4”

Schedule “4” to that certain Divestiture and Share Purchase Agreement between Poly Shield Technologies, Inc. and Octavio Viveros

made effective as of the 2nd day of December, 2013.

(number of pages including this one:  1)

_____________________________________________________________________

LICENSES AND PERMITS

Licenses

Business license from the City of Fort Lauderdale, Florida, effective until December 31, 2013.

Permits

None.

SCHEDULE “5”

Schedule “5” to that certain Divestiture and Share Purchase Agreement between Poly Shield Technologies, Inc. and Octavio Viveros

made effective as of the 2nd day of December, 2013.

(number of pages including this one:  1)

_____________________________________________________________________

MATERIAL CONTRACTS

1.

Office lease: 888 S. Andrews Ave., Suite 201, Ft. Lauderdale, FL 33316

a.

Lessor:  Coon Holdings, Inc., 888 S. Andrews Ave., Suite 204, Ft. Lauderdale, FL 33316

b.

Duration:  12 months

c.

Commencement date:  July 1, 2013

d.

Termination date: June 30, 2014

e.

Security deposit paid:  $3,000

f.

Monthly lease payments: $3,180

g.

Total 12 month lease payments:  $38,160

2.

Warehouse lease: 1610 SW 3rd Ave., Ft. Lauderdale, FL 33315

a.

Lessor:  Boman Commercial Properties, LLC, P.O. Box 402593, Miami Beach, FL 33140

b.

Duration:  12 months

c.

Commencement date:  July 5, 2013

d.

Termination date: July 30, 2014

e.

Security Deposit paid:  $1,500

f.

Monthly lease payments: $1,500

g.

Total 12 month lease payments:  $18,000

3.

Promissory Note due to Poly Shield Technologies, Inc. by New World Technologies Group, Inc. in the principal amount of $26,649, bearing interest at an annual rate of 3.33% and due on December 2, 2016; and

4.

Agreement, not in writing as at the time of this Divestiture and Share Purchase Agreement, but construed and understood to be an obligation to perform delivery of products and services in exchange for a deposit of $150,000 paid to New World Technologies Group, Inc. by Villa Regina Association, Inc., which obligation the NWT agrees to assume upon execution of this Divestiture and Share Purchase Agreement.